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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported):  October 29, 2002
                                                        --------------------


                          SUSQUEHANNA BANCSHARES, INC.
                      -----------------------------------
                 (Exact Name of Registrant Specified in Charter)


       Pennsylvania                 0-10674                  23-2201716
   --------------------       --------------------       ------------------
      (State or Other           (Commission File          (I.R.S. Employer
      Jurisdiction of                Number)             Identification No.)
      Incorporation)



     26 North Cedar Street, Lititz, Pennsylvania                  17543
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       (Address of Principal Executive Offices)                 (Zip Code)



       Registrant's telephone number, including area code: (717) 626-4721
                                                           --------------



                                 Not Applicable
       -------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events

     In connection with a presentation made by Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna is providing the following information in connection with its results of operations and financial condition:

     . As of September 30, 2002, Susquehanna's cross-selling activities included 136,342 products, 51,081 customers, and a 2.67 cross-sale ratio (including original customer sales once, and not including customers for future cross-sales);
     . Susquehanna's cross-sale ratios from January through September 2002 on a monthly basis consisted of the following: 2.05 for January 2002, 2.24 for February 2002, 2.23 for March 2002, 2.29 for April 2002, 2.38 for May 2002, 2.47 for June 2002, 2.47 for July 2002, 2.53 for August 2002
        and 2.60 for September 2002;
     . Susquehanna's efficiency ratios for the years ended December 31, 1997 through 2001, and as of September 30, 2002 were 58.17%, 55.13%, 56.02%,
        60.87%, 60.76%, and 61.85%, respectively;
     . Total loans consisted of $3.10 billion for the first quarter in 2001 (a 1.54% increase over the prior quarterly period), and increased to the following levels on a quarterly basis: $3.16 billion for the second quarter in 2001 (an increase of 2.03% over the prior quarter); $3.23 billion for the third quarter in 2001 (an increase of 2.22% over the prior period); $3.30 billion for the fourth quarter in 2001 (an increase of 2.11% over the prior period); $3.44 billion for the first quarter in 2002 (a 4.29% increase over the prior quarter); $3.55 billion for the second quarter in 2002 (a 3.28% increase over the prior period); and $3.66 billion for the fourth quarter in 2002 (a 2.87% increase over the prior period);
     . Net interest margin (for banking subsidiaries) consisted of 4.23% for the first quarter in 2001, 4.37% for the second quarter in 2001, 4.13% for the third quarter in 2001, 4.12% for the fourth quarter in 2001, 4.08% for the first quarter in 2002, 4.19% for the second quarter in 2002, and 3.99% for the fourth quarter in 2002;
     . Total investments were $1.086 billion at September 30, 2002, which consisted of the following investment categories by percentage: 5% state and municipal; 3% equity, 14% u.s. government, and 78% mortgage-backed. In addition, the weighted average life of investment securities was 1.7 years, with an appreciation of $24.0 million, and consisting of 99% AAA rated securities and 1% AA rated securities;
     . Net interest margin (excluding Susquehanna's subsidiary Boston Service Company, Inc. (t/a Hann Financial Service Corp.) consisted of 4.73% for year ended December 31, 1997, 4.37% for the year ended December 31, 1998, 4.27% for the year ended December 31, 1999, 4.31% for the year ended December 31, 2000, 4.19% for the year ended December 31, 2001, and 4.09% as of September 30, 2002;
     . Susquehanna's capital ratios at September 30, 2002 consisted of the following: 10.60% tier 1 risk-based capital ratio, 11.89% total risk-based capital ratio, and 8.56% leverage ratio.
     . As of September 30, 2002, Susquehanna's total loans and leases equaled $3.757 billion, and consisted of the following categories by percentage:
        25% commercial mortgage; 14% commercial, financial, and agricultural; 11% real estate construction, 27% residential mortgage; 9% leases; and 14% home equity/consumer; and
     . As of September 30, 2002, Susquehanna's loans and leases portfolio consisted of the following categories by dollars (in millions) and percentage:

                                                     $ MM                %
                                                     ----                -
         Commercial and Industrial             $  473,477              13%
         Commercial Real Estate*                1,378,999              37%
         Consumer                                 351,080               9%
         Residential Mortgage                   1,219,884              32%
         Leases                                   333,219               9%
                                               ----------             ----
              Total loans and leases           $3,756,659             100%
        *Includes Construction

                                       -2-

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SUSQUEHANNA BANCSHARES, INC.
                                                     (Registrant)


                                             By:   /s/ Drew K. Hostetter
                                                 -------------------------------
                                                Drew K. Hostetter
                                                Executive Vice President & CFO



Dated: October 29, 2002